Exhibit 99.1

11011 Sunset Hills Road
Reston, Virginia 20190	News
www.gd.com

Contact: Jeff A. Davis
Tel: 703 876 3483
press@generaldynamics.com

General Dynamics Reports Third-Quarter 2024 Financial Results

October 23, 2024

•Revenue of $11.7 billion, up 10.4% from year-ago quarter
•Operating earnings of $1.2 billion, up 11.7% from year-ago quarter
•Diluted EPS of $3.35, up 10.2% from year-ago quarter
•Operating margin of 10.1%, a 10-basis-point expansion from year-ago quarter

RESTON, Va. – General Dynamics (NYSE: GD) today reported third-quarter 2024 revenue of $11.7 billion, up 10.4% from the third quarter of 2023. Operating earnings of $1.2 billion were up 11.7% from the year-ago quarter. Diluted earnings per share (EPS) were $3.35, up 10.2% from the year-ago quarter. Operating margin for the quarter was 10.1%, a 10-basis-point expansion from the year-ago quarter.

“The company continues to see strong growth and steady improvement in operating performance,” said Phebe Novakovic, chairman and chief executive officer. “Demand across the portfolio also remains strong in the current environment.”

Gulfstream delivered 28 aircraft in the quarter, of which 24 were large-cabin aircraft, including four G700s. This compares with 27 aircraft delivered in the year-ago quarter, of which 22 were large cabin.

Cash and Capital Deployment
Net cash provided by operating activities in the quarter was $1.4 billion, or 152% of net earnings. During the quarter, the company paid $390 million in dividends, invested $201 million in capital expenditures, and used $44 million to repurchase shares, ending the quarter with $2.1 billion in cash and equivalents on hand.

Orders and Backlog
The consolidated book-to-bill ratio, defined as orders divided by revenue, was 1.1-to-1 for the quarter. Company-wide backlog was $92.6 billion. Estimated potential contract value, representing management’s estimate of additional value in unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options, was $45 billion. Total estimated contract value, the sum of all backlog components, was $137.6 billion.

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In the Aerospace segment, orders in the quarter totaled $2.4 billion. The segment ended the quarter with backlog of $19.8 billion.

In the defense segments, orders in the quarter totaled $10.5 billion, with particular strength in the Combat Systems and Technologies segments. Significant awards in the defense segments included $885 million for various munitions and ordnance, with maximum potential value of $1.7 billion; $465 million, with maximum potential value of $1.7 billion, for two U.S. Army contracts for production of 155mm artillery projectile metal parts; $780 million, with maximum potential contract value of more than $6.7 billion including options, for the construction of additional John Lewis-class (T-AO-205) fleet replenishment oilers; $1.5 billion for long-lead materials for Block VI Virginia-class submarines; $840 million, with maximum potential value of $1 billion, for several key contracts for classified customers; and $605 million for multiple awards from the U.S. Space Development Agency to develop and integrate ground systems for the low-Earth orbit satellite network. A detailed list of significant awards is provided in Exhibit I.

About General Dynamics
Headquartered in Reston, Virginia, General Dynamics is a global aerospace and defense company that offers a broad portfolio of products and services in business aviation; ship construction and repair; land combat vehicles, weapons systems and munitions; and technology products and services. General Dynamics employs more than 100,000 people worldwide and generated $42.3 billion in revenue in 2023. More information is available at www.gd.com.

WEBCAST INFORMATION: General Dynamics will webcast its third-quarter 2024 financial results conference call at 9 a.m. EDT on Wednesday, October 23, 2024. The webcast will be a listen-only audio event available at www.gd.com. An on-demand replay of the webcast will be available by telephone two hours after the end of the call through October 30, 2024, at 800-770-2030 (international: +1 609-800-9909), conference ID 4299949. Charts furnished to investors and securities analysts in connection with General Dynamics’ announcement of its financial results are available at www.gd.com.

This press release contains forward-looking statements (FLS), including statements about the company’s future operational and financial performance, which are based on management’s expectations, estimates, projections and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “forecasts,” “scheduled,” “outlook,” “estimates,” “should” and variations of these words and similar expressions are intended to identify FLS. In making FLS, we rely on assumptions and analyses based on our experience and perception of historical trends; current conditions and expected future developments; and other factors, estimates and judgments we consider reasonable and appropriate based on information available to us at the time. FLS are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. FLS are not guarantees of future performance and involve factors, risks and uncertainties that are difficult to predict. Actual future results and trends may differ materially from what is forecast in the FLS. All FLS speak only as of the date they were made. We do not undertake any obligation to update or publicly release revisions to FLS to reflect events, circumstances or changes in expectations after the date of this press release. Additional information regarding these factors is contained in the company’s filings with the SEC, and these factors may be revised or supplemented in future SEC filings. In addition, this press release contains some financial measures not prepared in accordance with U.S. generally accepted accounting principles (GAAP). While we believe these non-GAAP metrics provide useful information for investors, there are limitations associated with their use, and our calculations of these metrics may not be comparable to similarly titled measures of other companies. Non-GAAP metrics should not be considered in isolation from, or as a substitute for, GAAP measures. Reconciliations to comparable GAAP measures and other information relating to our non-GAAP measures are included in other filings with the SEC, which are available at investorrelations.gd.com.
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EXHIBIT A
CONSOLIDATED STATEMENT OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Three Months Ended		Variance
	September 29, 2024	October 1, 2023	$	%
Revenue	$11,671	$10,571	$1,100	10.4%
Operating costs and expenses	(10,490)	(9,514)	(976)
Operating earnings	1,181	1,057	124	11.7%
Other, net	15	19	(4)
Interest, net	(82)	(85)	3
Earnings before income tax	1,114	991	123	12.4%
Provision for income tax, net	(184)	(155)	(29)
Net earnings	$930	$836	$94	11.2%
Earnings per share—basic	$3.39	$3.07	$0.32	10.4%
Basic weighted average shares outstanding	274.4	272.6
Earnings per share—diluted	$3.35	$3.04	$0.31	10.2%
Diluted weighted average shares outstanding	277.9	274.7

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EXHIBIT B
CONSOLIDATED STATEMENT OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Nine Months Ended		Variance
	September 29, 2024	October 1, 2023	$	%
Revenue	$34,378	$30,604	$3,774	12.3%
Operating costs and expenses	(31,005)	(27,647)	(3,358)
Operating earnings	3,373	2,957	416	14.1%
Other, net	47	65	(18)
Interest, net	(248)	(265)	17
Earnings before income tax	3,172	2,757	415	15.1%
Provision for income tax, net	(538)	(447)	(91)
Net earnings	$2,634	$2,310	$324	14.0%
Earnings per share—basic	$9.61	$8.45	$1.16	13.7%
Basic weighted average shares outstanding	274.0	273.2
Earnings per share—diluted	$9.49	$8.39	$1.10	13.1%
Diluted weighted average shares outstanding	277.5	275.4
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EXHIBIT C
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Three Months Ended		Variance
	September 29, 2024	October 1, 2023	$	%
Revenue:
Aerospace	$2,482	$2,032	$450	22.1%
Marine Systems	3,599	3,002	597	19.9%
Combat Systems	2,212	2,224	(12)	(0.5)%
Technologies	3,378	3,313	65	2.0%
Total	$11,671	$10,571	$1,100	10.4%
Operating earnings:
Aerospace	$305	$268	$37	13.8%
Marine Systems	258	211	47	22.3%
Combat Systems	325	300	25	8.3%
Technologies	326	315	11	3.5%
Corporate	(33)	(37)	4	10.8%
Total	$1,181	$1,057	$124	11.7%
Operating margin:
Aerospace	12.3%	13.2%
Marine Systems	7.2%	7.0%
Combat Systems	14.7%	13.5%
Technologies	9.7%	9.5%
Total	10.1%	10.0%

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EXHIBIT D
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Nine Months Ended		Variance
	September 29, 2024	October 1, 2023	$	%
Revenue:
Aerospace	$7,506	$5,877	$1,629	27.7%
Marine Systems	10,383	9,053	1,330	14.7%
Combat Systems	6,602	5,904	698	11.8%
Technologies	9,887	9,770	117	1.2%
Total	$34,378	$30,604	$3,774	12.3%
Operating earnings:
Aerospace	$879	$733	$146	19.9%
Marine Systems	735	657	78	11.9%
Combat Systems	920	796	124	15.6%
Technologies	941	897	44	4.9%
Corporate	(102)	(126)	24	19.0%
Total	$3,373	$2,957	$416	14.1%
Operating margin:
Aerospace	11.7%	12.5%
Marine Systems	7.1%	7.3%
Combat Systems	13.9%	13.5%
Technologies	9.5%	9.2%
Total	9.8%	9.7%

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EXHIBIT E
CONSOLIDATED BALANCE SHEET
DOLLARS IN MILLIONS

	(Unaudited)
	September 29, 2024	December 31, 2023
ASSETS
Current assets:
Cash and equivalents	$2,101	$1,913
Accounts receivable	3,165	3,004
Unbilled receivables	8,852	7,997
Inventories	10,141	8,578
Other current assets	1,484	2,123
Total current assets	25,743	23,615
Noncurrent assets:
Property, plant and equipment, net	6,324	6,198
Intangible assets, net	1,583	1,656
Goodwill	20,757	20,586
Other assets	2,905	2,755
Total noncurrent assets	31,569	31,195
Total assets	$57,312	$54,810
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$2,005	$507
Accounts payable	3,290	3,095
Customer advances and deposits	10,925	9,564
Other current liabilities	3,337	3,266
Total current liabilities	19,557	16,432
Noncurrent liabilities:
Long-term debt	7,262	8,754
Other liabilities	7,520	8,325
Total noncurrent liabilities	14,782	17,079
Shareholders’ equity:
Common stock	482	482
Surplus	3,997	3,760
Retained earnings	40,730	39,270
Treasury stock	(21,137)	(21,054)
Accumulated other comprehensive loss	(1,099)	(1,159)
Total shareholders’ equity	22,973	21,299
Total liabilities and shareholders’ equity	$57,312	$54,810

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EXHIBIT F
CONSOLIDATED STATEMENT OF CASH FLOWS - (UNAUDITED)
DOLLARS IN MILLIONS

	Nine Months Ended
	September 29, 2024	October 1, 2023
Cash flows from operating activities—continuing operations:
Net earnings	$2,634	$2,310
Adjustments to reconcile net earnings to net cash from operating activities:
Depreciation of property, plant and equipment	469	446
Amortization of intangible and finance lease right-of-use assets	177	195
Equity-based compensation expense	137	136
Deferred income tax benefit	(107)	(158)
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	(172)	(89)
Unbilled receivables	(874)	448
Inventories	(1,612)	(1,904)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	193	(83)
Customer advances and deposits	628	2,171
Other, net	479	42
Net cash provided by operating activities	1,952	3,514
Cash flows from investing activities:
Capital expenditures	(561)	(600)
Other, net	(27)	(8)
Net cash used by investing activities	(588)	(608)
Cash flows from financing activities:
Dividends paid	(1,140)	(1,068)
Purchases of common stock	(183)	(434)
Repayment of fixed-rate notes	—	(1,250)
Other, net	150	(40)
Net cash used by financing activities	(1,173)	(2,792)
Net cash used by discontinued operations	(3)	(4)
Net increase in cash and equivalents	188	110
Cash and equivalents at beginning of period	1,913	1,242
Cash and equivalents at end of period	$2,101	$1,352

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EXHIBIT G
ADDITIONAL FINANCIAL INFORMATION - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

Other Financial Information:
	September 29, 2024	December 31, 2023
Debt-to-equity (a)	40.3%	43.5%
Book value per share (b)	$83.55	$77.85
Shares outstanding	274,968,619	273,599,948

	Third Quarter		Nine Months
	2024	2023	2024	2023
Income tax payments, net	$173	$167	$125	$493
Company-sponsored research and development (c)	$137	$140	$421	$395
Return on sales (d)	8.0%	7.9%	7.7%	7.5%

Non-GAAP Financial Measures:
	Third Quarter		Nine Months
	2024	2023	2024	2023
Free cash flow:
Net cash provided by operating activities	$1,416	$1,321	$1,952	$3,514
Capital expenditures	(201)	(227)	(561)	(600)
Free cash flow (e)	$1,215	$1,094	$1,391	$2,914

	September 29, 2024	December 31, 2023
Net debt:
Total debt	$9,267	$9,261
Less cash and equivalents	2,101	1,913
Net debt (f)	$7,166	$7,348
(a)Debt-to-equity ratio is calculated as total debt divided by total equity as of the end of the period.

(b)Book value per share is calculated as total equity divided by total outstanding shares as of the end of the period.

(c)Includes independent research and development and Aerospace product-development costs.

(d)Return on sales is calculated as net earnings divided by revenue.

(e)We define free cash flow as net cash from operating activities less capital expenditures. We believe free cash flow is a useful measure for investors because it portrays our ability to generate cash from our businesses for purposes such as repaying debt, funding business acquisitions, repurchasing our common stock and paying dividends. We use free cash flow to assess the quality of our earnings and as a key performance measure in evaluating management.

(f)We define net debt as short- and long-term debt (total debt) less cash and equivalents. We believe net debt is a useful measure for investors because it reflects the borrowings that support our operations and capital deployment strategy. We use net debt as an important indicator of liquidity and financial position.

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EXHIBIT H
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Estimated Contract Value
Third Quarter 2024:
Aerospace	$18,859	$937	$19,796	$254	$20,050
Marine Systems	29,008	11,463	40,471	9,578	50,049
Combat Systems	17,289	682	17,971	8,016	25,987
Technologies	9,794	4,602	14,396	27,093	41,489
Total	$74,950	$17,684	$92,634	$44,941	$137,575
Second Quarter 2024:
Aerospace	$19,126	$911	$20,037	$372	$20,409
Marine Systems	29,912	11,436	41,348	3,983	45,331
Combat Systems	16,003	673	16,676	5,816	22,492
Technologies	9,365	3,875	13,240	28,283	41,523
Total	$74,406	$16,895	$91,301	$38,454	$129,755
Third Quarter 2023:
Aerospace	$19,654	$405	$20,059	$785	$20,844
Marine Systems	30,445	17,277	47,722	3,113	50,835
Combat Systems	14,375	719	15,094	6,098	21,192
Technologies	9,833	2,852	12,685	27,302	39,987
Total	$74,307	$21,253	$95,560	$37,298	$132,858

*The estimated potential contract value includes work awarded on unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including options and other agreements with existing customers to purchase new aircraft and aircraft services. We recognize options in backlog when the customer exercises the option and establishes a firm order. For IDIQ contracts, we evaluate the amount of funding we expect to receive and include this amount in our estimated potential contract value. The actual amount of funding received in the future may be higher or lower than our estimate of potential contract value.

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EXHIBIT H-1
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

$110,000
$100,000
$90,000
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
$87,234
$87,630
$88,833
$91,137
$89,825
$91,357
$95,560
$93,627
$93,734
$91,301
$92,634
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23
4Q23
1Q24
2Q24
3Q24

Funded Backlog	Unfunded Backlog

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EXHIBIT H-2
BACKLOG BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

AEROSPACE
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$20,059
$20,454
$20,545
$20,037
$19,796
3Q23
4Q23
1Q24
2Q24
3Q24

MARINE SYSTEMS
$60,000
$45,000
$30,000
$15,000
$0
$47,722
$45,896
$44,126
$41,348
$40,471
3Q23
4Q23
1Q24
2Q24
3Q24

COMBAT SYSTEMS

$20,000
$15,000
$10,000
$5,000
$0
$15,094
$14,537
$15,609
$16,676
$17,971
3Q23
4Q23
1Q24
2Q24
3Q24

TECHNOLOGIES

$20,000
$15,000
$10,000
$5,000
$0
$12,685
$12,740
$13,454
$13,240
$14,396
3Q23
4Q23
1Q24
2Q24
3Q24

Funded Backlog	Unfunded Backlog

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EXHIBIT I
THIRD QUARTER 2024 SIGNIFICANT ORDERS - (UNAUDITED)
DOLLARS IN MILLIONS

We received the following significant contract awards during the third quarter of 2024:
Marine Systems:
•$780 from the U.S. Navy for the construction of an additional John Lewis-class (T-AO-205) fleet replenishment oiler. The contract including options for an additional seven T-AO-205 oilers has a maximum potential value of more than $6.7 billion.
•$1.5 billion from the Navy for long-lead materials for Block VI Virginia-class submarines.
•$100 from the Navy to provide engineering, technical, design and planning yard support services for operational strategic and attack submarines.
•$85 from the Navy for maintenance and modernization on the USS Chung-Hoon, an Arleigh Burke-class (DDG-51) guided missile destroyer.
•$80 for advanced nuclear plant studies (ANPS) in support of the Columbia-class submarine program for the Navy.
Combat Systems:
•$885 for various munitions and ordnance. These contracts have a maximum potential value of $1.7 billion.
•$465 for two contracts from the U.S. Army for the production of 155mm artillery projectile metal parts. These contracts have a maximum potential value of $1.7 billion.
•$395 from the Army for the production of 155mm propelling bag charges.
•$190 from the Army to produce Iron Fist Active Protection System kits.
•$180 from the Army to produce Stryker Sgt. Stout vehicles.
•$100 from the Army for long-lead materials to support the future retrofit of Stryker Sgt. Stout vehicles to a dual Stinger Vehicle Universal Launcher (SVUL) configuration.
Technologies:
•$840 for several key contracts for classified customers. These contracts have a maximum potential value of $1 billion.
•$605 for multiple awards from the U.S. Space Development Agency to develop and integrate ground systems for the low-Earth orbit satellite network.
•$105 from the U.S. Defense Information Systems Agency (DISA) to continue operating and maintaining Pentagon and regional government-furnished network infrastructures. The contract including options has a maximum potential value of $300.
•$185 from the U.S. Department of State (DoS) to manage its global technical security supply chain.
•$135 to provide equipment and tools to the National Oceanic Atmospheric Administration (NOAA) to augment its High-Performance Computing Systems.
•$130 from the National Geospatial-Intelligence Agency (NGA) to provide hybrid cloud services and information technology (IT) design, engineering, and operations and sustainment services.
•$120 from the DoS to provide overseas consular services to support visa application and issuance at U.S. embassies and consulates throughout the world under the Global Support Strategy (GSS) program.
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EXHIBIT J
AEROSPACE SUPPLEMENTAL DATA - (UNAUDITED)
DOLLARS IN MILLIONS

	Third Quarter		Nine Months
	2024	2023	2024	2023
Gulfstream Aircraft Deliveries (units):
Large-cabin aircraft	24	22	76	57
Mid-cabin aircraft	4	5	13	15
Total	28	27	89	72

Aerospace Book-to-Bill:
Orders*	$2,365	$2,916	$7,464	$7,119
Revenue	2,482	2,032	7,506	5,877
Book-to-Bill Ratio	1.0x	1.4x	1.0x	1.2x

*Does not include customer defaults, liquidated damages, cancellations, foreign exchange fluctuations and other backlog adjustments.

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